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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 23, 1998




                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                            (Exact name of registrant
                          as specified in its charter)




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
      Georgia                         000-22571                       58-1915632
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  (State or other                    (Commission                  (I.R.S. Employer
  jurisdiction of                    File Number)                 Identification No.)
  incorporation)


 495 Lovers Lane Road, Calhoun, Georgia                                 30701
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)
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       Registrant's telephone number, including area code: (706) 629-8682



         (Former name or former address, if changed since last report.)


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ITEM 5.    OTHER EVENTS.

         In December 1998, Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), completed a private placement of $500,000 to two investors of 9% Convertible Debentures (the "Debentures") and warrants for the purchase of up to 1.1 million shares of the Company's common stock,
1.0 million of which are at a discount to the Market Price (as defined below) at the time of exercise (the "Call Warrants") and 100,000 of which are exercisable at $3.50 per share. Proceeds from the transaction will permit the Company to pay down its existing line of credit and to provide for working capital.

Debenture Terms:

         The Debentures mature on December 31, 2000 and bear interest at an annual rate of 9%, payable quarterly in arrears. The investors may convert the Debentures into shares of common stock at a 22% discount to the Market Price (as defined below) on the conversion notice date. The Company may prepay the Debentures at any time at premium of 22%.

Call Warrant Terms:

         The Call Warrants permit the investors to purchase up to 1.0 million shares of common stock which the Company may call at any time. The Call Warrants are subject to various restrictions and conditions, including, among others, minimum and maximum limits on the call, the provision that the Market Price of the Company's common stock be at least $2.00 per share and that a registration statement covering the common stock underlying the Call Warrants is effective. The portion of the Call Warrants called by the Company may be exercised by the Investor at a 12% discount to the "Market Price," defined as the average of the lowest trade price of the Common Stock executed on any three trading days during the sixteen trading days ending on the day prior to the redemption notice date. In the event the Market Price is $4.00 or less, the exercise price is reduced to 22% below the Market Price.

         The Call Warrants expire on December 31, 2001 and may be cancelled in full by the Company at any time upon 30 days notice. The investors may exercise the Call Warrants at an exercise price of $25.00 per share from November 1, 2001 until its expiration, or if the Company elects to cancel the Warrants in full.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL SCHEDULES AND EXHIBITS.

(c)  Exhibits.

10.1 Debenture and Warrant Purchase Agreement, dated as of December 10, 1998, by and among AMRO International, S.A., John P. O'Shea and the Company.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROFESSIONAL TRANSPORTATION GROUP
                                       LTD., INC.


                                       By:  /s/ Dennis A. Bakal
                                          --------------------------------------
                                            Dennis A. Bakal
                                            Chief Executive Officer


Dated:  December 31, 1998


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                                  EXHIBIT INDEX


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
Exhibit
 Number                  Exhibit Name
 ------                  ------------
10.1 Debenture and Warrant Purchase Agreement, dated as of December 10, 1998, by and among AMRO International, S.A., John P. O'Shea and the Company.
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